MSPC
Certified Public Accountants and Advisors

An independent firm associated with
MOORE STEPHENS
INTERNATIONAL LIMITED

December 7, 2009

U.S. Securities and Exchange Commission
Division of Corporate Finance
100 F Street, N.E.
Washington, D.C. 20549
United States of America

Dear Sir/Madam,

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Yongye International, Inc. (F/K/A Yongye Biotechnology International, Inc.) on Form S-3, filed on or around December 7, 2009, of our Auditors' Report, dated March 19, 2009, except with respect to Note 1(C), as to which the date is October 16, 2009, on the consolidated balance sheet of Yongye International, Inc. (F/K/A Yongye Biotechnology International, Inc.) and subsidiaries as of December 31, 2008, and the related consolidated statements of income and comprehensive income, changes in stockholders' equity, and cash flows for the year then ended.

In addition, we consent to the references to us under the heading "Experts" in the Registration Statement.

MSPC

MSPC Certified Public Accountants and Advisors, P.C.
New York, NY

www.mspc-cpa.com
546 5th Avenue, New York, NY 10036-5000 Tel 212 682-1234 Fax 212 687-8846
340 North Avenue, Cranford, NJ 07016-2496 Tel 908 272-7000 Fax 908 272-7101